                                                                    Exhibit 3.68

                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF

                             HAYWOOD WILSONS, INC.
                             ---------------------

     The undersigned, an individual, does hereby act as incorporator in adopting the following Articles of Incorporation for the purpose of organizing a corporation for profit, pursuant to the provisions of the South Carolina Business Corporation Act of 1988.

     FIRST:  The corporate name for the corporation (hereinafter called the
     -----
"corporation") is HAYWOOD WILSONS, INC.

     SECOND:  The number of shares the corporation is authorized to issue is one
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hundred, all of which are without par value and are of the same class and are to be Common shares.

     THIRD:  The street address of the initial registered office of the
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corporation in the State of South Carolina is 2019 Park Street, Columbia, South
Carolina 29201.

     The name of the initial registered agent of the corporation at the said registered office is United States Corporation Company.

     FOURTH:  The name and the address of the incorporator are:
     ------

     NAME                                   ADDRESS
     ----                                   -------

     Athena Amaxas                    15 Columbus Circle
                                      New York, NY  10023-7773

     FIFTH:  The purposes for which the corporation is organized, which shall
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include the authority of the corporation to engage in any lawful business, are as follows:

          To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

          To have, in furtherance of the corporate purposes, all of the powers conferred upon corporations organized under the South Carolina Business Corporation Act of 1988 subject to any limitations thereof contained in these Articles of Incorporation or the laws of the State of South Carolina.

     SIXTH:  The corporation shall, to the fullest extent permitted by the
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provisions of the South Carolina Business Corporation Act of 1988, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     SEVENTH:  Whenever any provision of the South Carolina Business Corporation
     -------
Act of 1988 shall otherwise require for the approval of any specified corporate action the authorization of at least two-thirds of the votes entitled to be cast thereon, any such corporate action shall be approved by at least a majority of the votes entitled to be cast thereon, and whenever the corporation shall have one or more voting groups which are denied voting power under the Articles of Incorporation, but the authorization of at least two-thirds of the votes entitled to be cast thereon within each such voting group entitled to vote thereon as a separate voting group is otherwise required for the approval of any specified corporate action under the South Carolina Business Corporation Act of 1988, any such corporate action shall be approved by each such voting group by at least a majority of the votes entitled to be cast by that voting group. The provisions of this Article shall be subject to the minimum voting requirements prescribed by the provisions of Section 33-7-250 and 33-7-260 of the South Carolina Business Corporation Act of 1988.

     EIGHTH:   Shareholders shall not have a right to cumulate their votes for
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directors.

     NINTH:  The duration of the corporation shall be perpetual.
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     TENTH:  The signature of the incorporator is set forth hereinafter.
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Signed on September 29, 1993.


                                           /s/  Athena Amaxas
                                          -------------------------------
                                          Athena Amaxas, Incorporator

I, Michael H. Quinn, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose Articles of Incorporation this Certificate is attached, has complied with the requirements Chapter 2, Title 33 of the 1976 South Carolina Code relating to the Articles of Incorporation.

Signed on October 4, 1993.

                                         /s/ Michael H. Quinn
                                         ---------------------------------------
                                         (Signature)

                                         Michael H. Quinn, Attorney-at-Law
                                         ---------------------------------------
                                         (Type or Print Name)

                              Address    2019 Park Street
                                         ---------------------------------------

                                         Columbia, South Carolina  29201
                                         ---------------------------------------

                             ARTICLES OF AMENDMENT
                                      OF
                           ARTICLES OF INCORPORATION
                                      OF
                             HAYWOOD WILSONS, INC.


     I, the undersigned, Douglas J. Treff, the Vice President of Haywood Wilsons, Inc., a South Carolina corporation (the "Corporation"), do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to Section 33-10-103 of the South Carolina Business Corporation Act by written authorization of the Board of Directors and the sole shareholder entitled to vote on an amendment to the Articles of Incorporation of the Corporation, dated October 31, 1996. The Corporation has 100 shares of Common Stock (the "Common Stock") outstanding. The Common Stock is the only capital stock that the Corporation has outstanding. The Corporation's sole shareholder voted all of the Common Stock in favor of the proposed amendment to the Articles of Incorporation in a written action in lieu of a meeting. The number of shares of Common Stock voted in favor of the amendment to the Articles of Incorporation was sufficient for approval of such amendment.

     Article FIRST of the Articles of Incorporation of the Corporation be and hereby is amended to read in its entirety as follows:

     "FIRST:  The corporate name for the corporation (hereinafter called the
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"corporation") is Wilsons Leather of South Carolina Inc."

     IN WITNESS WHEREOF, I have subscribed my name this 31st day of October, 1996.


                                             /s/  Douglas J. Treff
                                             -------------------------------
                                             Douglas J. Treff